EXHIBIT 99B.9
CONSOLIDATED STATEMENTS OF                            U S WEST, Inc.
OPERATIONS (UNAUDITED)

                         Quarter Ended            Year Ended
                          December 31,    %      December 31,       %
In millions               1997    1996  Change    1997     1996    Change
----------------------  ------- ------- ------   -------  -------  ------

SALES & OTHER REVENUE    $3,764  $3,558    5.8   $15,235  $12,911   18.0
OPERATING EXPENSES
 Employee-related         1,285   1,166   10.2     4,917    4,412   11.4
 Other operating          1,045     848   23.2     3,617    2,671   35.4
 Taxes other than
  income taxes              116     110    5.5       475      429   10.7
 Depreciation & amort       925     748   23.7     3,420    2,544   34.4
                        ------- -------          -------  -------
Total oper expenses       3,371   2,872   17.4    12,429   10,056   23.6
                        ------- -------          -------  -------
Income from operations      393     686  (42.7)    2,806    2,855   (1.7)

Interest expense            260     201   29.4     1,083      612   77.0
Equity losses in
 unconsol ventures          414     122     -        909      346     -
Gains on sales of
 investments                313      -      -        421       -      -
Gains on sales of rural
 telephone exchanges         -       8      -         77       59   30.5
Gain on sale of investment
 in Bellcore                 53      -      -         53       -      -
Guaranteed minority
 interest expense            22     19    15.8        87       55   58.2
Other income (expense)       11    (14)     -        (56)     (61)   8.2
                       -------- -------           -------  -------
Income before inc taxes,
 extd item & cum effect
 of chg in acctg princ       74    338   (78.1)    1,222    1,840  (33.6)
Income tax provision         37    108   (65.7)      522      696  (25.0)
                       -------- -------           -------  -------
Income before extd
 item & cum effect
 of chg in acctg princ       37    230   (83.9)      700    1,144  (38.8)
Extraordinary item:
 Early extinguishment
 of debt - net of tax        -      -       -         (3)      -      -
                       -------- -------           -------  -------
Income before cum effect
 of chg in acctg princ      37     230   (83.9)      697    1,144  (39.1)
Cumulative effect of
 change in accounting
 principle - net of tax     -       -       -         -        34     -
                       -------- -------           -------  -------
NET INCOME                  37     230   (83.9)      697    1,178  (40.8)

Preferred dividends         13       6       -        52        9     -
                       -------- -------           -------  -------
EARNINGS AVAILABLE FOR
 COMMON STOCK           $   24  $  224   (89.3)   $  645   $1,169  (44.8)
                       =======  =======           =======  =======

                                  1






CONSOLIDATED STATEMENTS OF                            U S WEST, Inc.
OPERATIONS (UNAUDITED)

                       Quarter Ended            Year Ended
In millions, except     December 31,    %      December 31,      %
per share amounts      1997    1996   Change     1997     1996  Change
----------------------------- -----  -------- -------  ------- ------
COMMUNICATIONS GROUP:
Average common shares
 outstanding            483.9   479.9     0.8    482.8    477.5   1.1
                       ===============          =======  =======
Earnings per common
 share:
Income before extd
 item & cum effect of
 change in accounting
 principle             $ 0.35  $  0.65  (46.2)  $  2.44  $  2.55 (4.3)
Extraordinary item:
 Early extinguishment
 of debt                   -       -      -       (0.01)      -     -
Cumulative effect of
 change in accounting
 principle                 -       -      -         -       0.07    -
                      -------  --------         --------  --------
Earnings per
 common share          $ 0.35  $  0.65  (46.2)  $  2.43  $  2.62  (7.3)
                      =======  ========         ========  =======

MEDIA GROUP:
Average common shares
 outstanding            607.3    546.8   11.1     606.7    491.9  23.3
                      =======  ========         ========  =======

Loss per
 common share         $(0.24)  $ (0.16)  50.0   $ (0.88)  $ (0.16)   -
                      =======  ========         ========  =======




















                                  2


CONSOLIDATED STATEMENTS OF                            U S WEST, Inc.
OPERATIONS (UNAUDITED)

                      Quarter Ended               Year Ended
                        December 31,      %        December 31,      %
Dollars in millions    1997    1996     Change  1997    1996   Change
-----------------------------  -------  ------  ------ ------- ------

SELECTED CONSOLIDATED DATA

Capital
  expenditures         $1,502  $1,137   32.1    $4,174  $3,474   20.1
Debt-to-capital
 ratio (#1)             54.0%   54.8%     -      54.0%   54.8%     -
Employees              67,461  69,286  (2.6)    67,461  69,286  (2.6)
EBITDA                 $1,318  $1,434  (8.1)    $6,226  $5,399   15.3
EBITDA margin            35.0%  40.3%     -      40.9%   41.8%     -


<F1>
#1 Ratio includes preferred securities and other preferred stock subject to mandatory redemption as a component of total capital. Including debt related to the net investment in assets held for sale, preferred securities and other preferred stock subject to mandatory redemption, the Company's percentage of debt to total capital was 58.9% and 59.6% at December 31, 1997 and 1996, respectively.

                                3